SUN BANCORP, INC.
                    		      ANNUAL MEETING OF SHAREHOLDERS
			                           		    APRIL 23, 1998

                 			      CERTIFICATE OF JUDGES OF ELECTION
                          ---------------------------------

  	We, Max B. Baslick, Michael G. Bower, Robert L. Zettelmoyer and Stephen G. Kaiser (Alternate), Judges of Election at the Annual Meeting of Shareholders of SUN BANCORP, INC. held on April 23, 1998, hereby certify as follows:

 		   a)	That we have reviewed the list of shareholders, proxies and other
    					relevant papers and records in connection with the aforesaid	meeting:

    		b)	That there are, and were, at the close of business on March 5,	1998,
         the record date for the aforesaid meeting, 6,208,489 shares of the
         Corporation outstanding:

    		c)	That we have examined all of the proxies submitted to us with	respect
         to the aforesaid meeting:

    		d)	That there were present in person or by valid proxy, the holder of
    					5,172,178 shares:

    		e)	That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

    		f)	That the vote for the election of seven (7) directors to the
         Corporation whose terms end as indicated below is as follows:

Max E. Bingaman, 3 year term to expire in 2001

FOR 5,167,950			     	                             	AGAINST 745

Stephen J. Gurgovits, 3 year term to expire in 2001

FOR 5,099,900			                                  		AGAINST 68,795

Robert A. Hormell, 3 year term to expire in 2001

FOR 5,160,394                                  					AGAINST 8,301

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Lehman B. Mengel, 3 year term to expire in 2001

FOR 5,124,825                                  					AGAINST 43,870

Howard H. Schnure, 3 year term to expire in 2001

FOR 5,097,871	                                  				AGAINST 70,824

Marlin T. Sierer, 3 year term to expire in 2001

FOR 5,145,430 	                                 				AGAINST 23,265

Thomas B. Hebble, 2 year term to expire in 2000

FOR 5,147,804   		                               			AGAINST 20,891

     	g) To amend and restate Article 6 of the Corporation's Articles of Incorporation, as amended, to eliminate par value for the Corporation's Common Stock.

FOR 5,040,187               		AGAINST 103,666               		ABSTAIN 28,325

     	h) To approve and adopt the 1998 Independent Director's Stock Option Plan.

FOR 4,738,710	               	AGAINST 112,568	               	ABSTAIN 35,927

     	i) To approve and adopt the 1998 Employee Stock Purchase Plan.

FOR 4,826,100               		AGAINST 27,091	                	ABSTAIN 34,014

     	j) To approve and adopt the 1998 Stock Incentive Plan.

FOR 4,770,290	               	AGAINST 82,233	                	ABSTAIN 34,682

     	k)	To ratify the appointment of Parente, Randolph, Orlando, Carey &
         Associates,	Certified Public Accountants as the independent certified
         public accountants for SUN	BANCORP, INC. for the year 1998.

FOR 5,128,563	               	AGAINST 29,685	               	ABSTAIN 13,930




                                             						Judges of Election

                                                   /s/ Max B. Baslick
                                                   -----------------------------
                                            							Max B. Baslick

                                     	             /s/ Michael G. Bower
                                                   -----------------------------
			                                                Michael G. Bower

                                                   /s/ Robert L. Zettelmoyer
                                                   -----------------------------
                                             						Robert L. Zettelmoyer

                                          	        /s/ Stephen G. Kaiser
                                                   -----------------------------
                                            							Stephen G. Kaiser (Alternate)